Exhibit 3.2

FOURTH AMENDED AND RESTATED BYLAWS

OF

EMERALD HOLDING, INC.

Incorporated under the laws of the State of Delaware

(Adopted as of July 14, 2026)

FOURTH AMENDED AND RESTATED BYLAWS OF EMERALD HOLDING, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of Emerald Holding, Inc. (the “Company”) within the State of Delaware shall be 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Company at such address is Corporation Service Company.

Section 1.2 Additional Offices. The Company may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. Annual meetings of stockholders shall be held at such place, date and hour as shall be fixed by the Board and designated by the Board and stated in the notice of the meeting or waiver of notice thereof, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting. However, no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at a stockholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.7.7 of this Article II.

Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Company’s certificate of incorporation (the “Certificate”), (a) may be called by the chairman of the Board or the president and (b) shall be called by the president or secretary at the request in writing of a majority of the Board or stockholders owning capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

Section 2.3 Notices. Written notice of each stockholders’ meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by his attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these Bylaws or required by the DGCL, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

Section 2.4 Quorum. Except where otherwise provided by the Certificate or these Bylaws, the presence at a stockholders’ meeting of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the Certificate or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, or, in the absence of all the stockholders entitled to vote thereat, any officer of the Company entitled to preside at, or act as secretary of, such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5 Organization. Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following officers of the Company shall act as chairman of the meeting and preside thereat, in the following order of precedence:

i.	the chairman, if any;

ii.	the president;

iii.	any executive vice president;

iv.

any director, officer or stockholder of the Company designated by the Board to act as chairman of such meeting and to preside thereat if the chairman or the president shall be absent from such meeting; or

v.	a stockholder of record who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The secretary of the Company or, if he shall be presiding over such meeting in accordance with the provisions of this Section 2.5 or if he shall be absent from such meeting, the person (who shall be an assistant secretary of the Company, if an assistant secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 2.6 Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

Section 2.7 Voting of Shares.

Section 2.7.1 Voting Lists. The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. If the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or the books of the Company, or to vote in person or by proxy at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

Section 2.7.2 Votes Per Share. Unless otherwise provided in the Certificate or these Bylaws, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of Common Stock held by such stockholder.

Section 2.7.3 Control of Vote. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Company, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

i.	if only one votes, his act binds all;

ii.	if more than one votes, the act of the majority so voting binds all; and

iii.	if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.7 shall be a majority or even-split in interest.

Section 2.7.4 Proxies. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.7.5 Required Vote. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Certificate or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.7.6 Method of Vote. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 2.7.7 Consents in Lieu of Meeting. Any action required by the DGCL to be or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as permitted by the DGCL. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing or by electronic transmission.

ARTICLE III

DIRECTORS

Section 3.1 Purpose. The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2 Number. The number of directors constituting the Board shall never be less than one and may be fixed from time to time by resolution of the Board or by holders of a majority of the shares entitled to vote at an election of directors. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal in the manner hereinafter provided.

Section 3.3 Election. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors; provided, however, that for purposes of such vote no stockholder shall be allowed to cumulate his votes. Unless an election by ballot shall be demanded as provided in Section 2.7 of Article II, election of directors may be conducted in any manner approved at such meeting, except as hereinafter provided, and each director shall hold office until his successor has been duly elected and qualified.

Section 3.4 Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, by a sole remaining director or by a majority vote of the shares entitled to vote at an election of directors, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

Section 3.5 Removal and Resignation. Unless otherwise restricted by law, the Certificate or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, or by written consent of the stockholders. Any director may resign at any time by giving written notice to the Board, the chairman, if any, the president or the secretary.

Section 3.6 Compensation. Unless otherwise restricted by the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

ARTICLE IV

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders’ meeting at the place of the annual stockholders’ meeting, unless it shall have transacted all such business by written consent pursuant to Section 4.5 of this Article IV. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the chairman of the board or president and (b) shall be called by the president or secretary on the written request of two or more directors. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the Certificate or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

Section 4.4 Quorum, Required Vote. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 Establishment; Standing Committees. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the Certificate and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

Section 5.3 Unavailable Powers. No committee of the Board shall have the power or authority to amend the Certificate (except in connection with the issuance of capital stock as provided in the previous section); recommend a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the Certificate expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of merger.

Section 5.4 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 5.5 Procedures. Time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI

OFFICERS

Section 6.1 Elected Officers. The Board may elect such officers having the titles and duties set forth below or such other titles and duties as the Board may by resolution from time to time establish.

Section 6.1.1 Chairman of the Board. If elected, the chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The chairman of the Board shall advise and counsel the president and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the chairman of the Board from time to time by the Board or these Bylaws.

Section 6.1.2 President. The president shall be the chief executive officer of the Company, shall have general supervision of the affairs of the Company and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the chairman of the Board, the president (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

Section 6.1.3 Vice Presidents. In the absence (or inability or refusal to act) of the president, any vice president (in the order designated by the Board) shall perform the duties and have the powers of the president. Any one or more of the vice presidents may be given an additional designation of rank or function.

Section 6.1.4 Secretary. The secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the chairman of the Board or president. The secretary shall have custody of the corporate seal of the Company and the secretary, or any assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature, the signature of the treasurer, or, if elected, by the signature of any assistant secretary or assistant treasurer. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature. The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

Section 6.1.5 Assistant Secretaries. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the secretary, perform the duties and have the powers of the secretary.

Section 6.1.6 Treasurer. The treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Company which from time to time may come into the treasurer’s hands and the deposit of the funds of the Company in such banks or trust companies as the Board or the president may authorize).

Section 6.1.7 Assistant Treasurers. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the treasurer, perform the duties and exercise the powers of the treasurer.

Section 6.2 Election. All officers shall be elected by the Board and shall hold office for such term as may be prescribed by the Board. Each elected officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

Section 6.3 Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove the same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers. Each appointed officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.

Section 6.4 Multiple Officeholders, Stockholder and Director Officers. Any number of offices may be held by the same person, unless the Certificate or these Bylaws otherwise provide or unless otherwise required by the DGCL. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the chairman of the board, possessing authority over or responsibility for any function of the Board must be directors.

Section 6.5 Compensation, Vacancies. The compensation of elected officers shall be set by the Board. The Board shall fill any vacancy in the offices of president, secretary or treasurer, and may fill any vacancy in any other office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

Section 6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the Certificate or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7 Removal. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

ARTICLE VII

SHARE CERTIFICATES

Section 7.1 Entitlement to Certificates. The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.

Section 7.2 Multiple Classes of Stock. If the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

Section 7.3 Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by any two duly elected officers of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

Section 7.4 Issuance and Payment. Subject to the provisions of applicable law, the Certificate or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

Section 7.5 Addresses of Stockholders. Each stockholder shall designate to the secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post-office address, if any, as the same appears on the share record books of the Company or at his last known post-office address.

Section 7.6 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.7 Transfer of Stock. The transfer of stock and certificates which represent the stock of the Company shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time. Registration of transfers of shares of the Company shall be made only on the books of the Company upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed. However, the Board may make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Company.

Section 7.8 Record; Registered Stockholders. A record in one or more counterparts shall be kept of the name of the person, firm or Company owning the shares represented by each certificate for stock of the Company issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Right to Indemnification. The Company shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, while a director or officer, is or was serving at the request of the Company as a director. officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines and penalties and amounts paid in settlement), reasonably incurred by such person in connection therewith; provided that, except as provided in Section 8.8 of this Article VIII with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee if and only if the Board of Directors authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding. Nothing in this Article VIII shall limit the right of the Company, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Section 8.2 Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1 of this Article VIII, or in defense of any claim, issue or matter therein, such indemnitee shall be indemnified against expenses (including, without limitation, attorneys’ fees) reasonably incurred by such indemnitee in connection therewith.

Section 8.3 Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by an indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Company, prior to the payment of such expenses, an undertaking (an “undertaking”) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined in a final, non-appealable judicial decision that such indemnitee is not entitled to be indemnified by the Company for such expenses as authorized in this Article VIII.

Section 8.4 Indemnitor of First Resort. The Company acknowledges that certain indemnitees may have rights to indemnification and advancement of expenses provided by a stockholder of the Company or its affiliates (other than any subsidiary of the Company) (directly or through insurance obtained by any such entity) (collectively, the “Stockholder Indemnitors”). The Company hereby agrees and acknowledges that (a) it is the indemnitor of first resort with respect to the indemnitees, (b) it shall be required to advance the full amount of expenses incurred by the indemnitees, as required by law, the terms of the Certificate, these Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise, without regard to any rights the indemnitees may have against the Stockholder Indemnitors and (c) to the extent permitted by law, it irrevocably waives, relinquishes and releases the Stockholder Indemnitors from any and all claims against the Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Stockholder Indemnitors on behalf of the Company with respect to any claim for which the indemnitees have sought indemnification from the Company shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the indemnitees against the Company. These rights shall be a contract right.

Section 8.5 Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Company is authorized to enter into an agreement with any person providing rights to indemnification and advancement of expenses.

Section 8.6 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

Section 8.7 Certain Definitions. For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation absorbed in a consolidation or merger (including any constituent of a constituent) which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent (including, without limitation, a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VIII. Any reference to an officer of the Company in this Article VIII shall be deemed to refer exclusively to such officer of the Company appointed by the Board of Directors pursuant to Article VI of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Company or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Company or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, and such person shall not be, an officer of the Company or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.

Section 8.8 Proceedings to Enforce Rights to Indemnification.

(a) If a claim under Section 8.1 of this Article VIII is not paid in full by the Company within 60 days after a written claim has been received by the Company, or a claim under Section 8.3 of this Article VIII is not paid in full by the Company within 30 days after a written claim has been received by the Company, the indemnitee may at any time thereafter (but not before) bring suit against the Company to recover the unpaid amount of the claim. Any such written claim under Section 8.1 of this Article VIII shall include such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Any written claim under Sections 8.1, 8.2 and 8.3 of this Article VIII shall include reasonable documentation of the expenses incurred by the indemnitee.

(b) If successful in whole or in part in any suit brought pursuant to Section 8.8(a) of this Article VIII, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid and indemnified for the expense of prosecuting or defending such suit.

(c) In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Company.

(d) If the Company shall have made a determination that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 8.8 of this Article VIII. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 8.8 of this Article VIII that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Article VIII.

Section 8.9 Preservation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Company, or has ceased to serve at the request of the Company as a director or officer (including, without limitation, a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VIII shall (unless otherwise required by applicable law) be prospective only, except to the extent such repeal or modification permits the Company to provide broader indemnification rights than this Article VIII permitted the Company to provide prior to such repeal or modification, and shall not adversely affect any right or protection of a director or officer of the Company, or any person serving at the request of the Company as a director or officer (including, without limitation, a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, existing at the time of such repeal or modification.

ARTICLE IX

RELATED PERSONS; CORPORATE OPPORTUNITIES

Section 9.1 Covered Person Transactions.

(a) To the fullest extent permitted by applicable law, neither any contract or other transaction between the Company and any other Entity, nor any other acts of the Company with relation to any other Entity will, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Company are pecuniarily or otherwise interested in, or are a Covered Person. Any Covered Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that such person is a Covered Person is disclosed or is known to the Board of Directors or a majority of directors present at any meeting of the Board of Directors at which action upon any such contract or transaction is taken. Any director of the Company who is also a Covered Person may be counted in determining the existence of a quorum at any meeting of the Board of Directors during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Covered Person. Any director of the Company may vote upon any contract or any other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

(b) To the fullest extent permitted by applicable law, any contract, transaction or act of the Company or of the directors that is ratified at any annual meeting of the stockholders of the Company, or at any special meeting of the stockholders of the Company called for such purpose, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Company; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Company, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Section 9.2 Corporate Opportunities.

(a) Subject to any express agreement that may from time to time be in effect, each stockholder of the Company and each of its affiliates, and each of its and its affiliates’ directors, officers and employees (including any such persons who also serve as a director or officer of the Company but excluding any employee of the Company or any of its subsidiaries) (each, a “Covered Person”) may, and shall have no duty not to, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates, and (iii) make investments in any kind of property in which the Company may make investments. To the fullest extent permitted by Section 122(17) of the DGCL, the Company hereby renounces any interest or expectancy of the Company to participate in any business of any stockholder, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of such person’s or Entity’s participation in any such business. The Company shall pay in advance any expenses incurred in defense of such claim as provided in Article VIII.

(b) In the event that a Covered Person acquires knowledge of a potential transaction or matter in which the Company or its affiliates could have an interest or expectancy, the Covered Person shall have no duty to offer or communicate information regarding such corporate opportunity to the Company and shall have the right to pursue or acquire any such corporate opportunity for its own account or for the account of any affiliate and direct, recommend, sell, assign, or otherwise transfer such corporate opportunity to another person. To the fullest extent permitted by Section 122(17) of the DGCL, the Company hereby renounces any interest or expectancy of the Company in such corporate opportunity and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Company, unless, in each case, such Covered Person is expressly offered such corporate opportunity in writing solely in his or her capacity as an officer or director of the Company or such Covered Person is also an employee or consultant of the Company. The Company shall pay in advance any expenses incurred in defense of such claim as provided in Article VIII.

Section 9.3 Notice. Any person or Entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article IX.

Section 9.4 Conflict. In the event of a conflict between this Article IX and any other Article or provision of these Bylaws, this Article IX shall prevail in all circumstances.

ARTICLE X

MISCELLANEOUS

Section 10.1 Place of Meetings. All stockholders, directors and committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

Section 10.2 Fixing Record Dates.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to any such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 10.3 Means of Giving Notice. Whenever under law, the Certificate or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex, facsimile or other electronic transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

Section 10.4 Waiver of Notice. Whenever any notice is required to be given under law, the Certificate or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.5 Attendance via Communications Equipment. Unless otherwise restricted by the DGCL, the Certificate or these Bylaws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.6 Dividends. Dividends on the capital stock of the Company, paid in cash, property, or securities of the Company and as may be limited by the DGCL and applicable provisions of the Certificate (if any), may be declared by the Board at any regular or special meeting.

Section 10.7 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 10.8 Reports to Stockholders. The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

Section 10.9 Contracts and Negotiable Instruments. Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the Board or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized to do so by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

Section 10.10 Fiscal Year. The fiscal year of the Company shall be the calendar year unless otherwise determined by the Board.

Section 10.11 Seal. The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company, the year of incorporation of the Company and the words and figures “Corporate Seal—Delaware.”

Section 10.12 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 10.13 Resignation. Any director, committee member, officer or agent may resign by giving written notice to the chairman of the board, the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.14 Surety Bonds. Such officers and agents of the Company (if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the secretary.

Section 10.15 Proxies in Respect of Securities of Other Corporations. The chairman of the Board, if any, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 10.16 Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws by the vote of the Board or by the directors’ written consent pursuant to Section 4.5 of Article IV. The Bylaws also may be adopted, amended, altered or repealed by the vote of the holders of a majority of the shares then entitled to vote or by the stockholders’ written consent pursuant to Section 2.7.7 of Article II.